Exhibit 10.5

Investment Credit Agreement Core Scientific, Inc.

Plant Information

Plant location:	155 Palmer Lane		Marble	Cherokee	NC	28905
	Street Address		City	*County	*State	Zip
*First 3 digits of Plant NAICS code:	518	(See section A.2.7)
*Commercial Operation Status:	No	Has Plant been operational at location above for previous 12 months under 3-digit NAICS Code above?

Power Contract Information

*Electric Power Provider for Plant:	Murphy Electric Power Board
*Contract Demand:	D. Greater than 25,00 kW
Will Customer have a standard firm power contract at least as long as Award Period? Yes
Will Customer purchase power at Real-Time Prices during Evaluation Period? Yes
Power Purchased at Real Time Prices must not be included in the projections below.

Evaluation Period

Once Plant has achieved Commercial Operation, the Customer must submit the COD form provided by TVA to certify commercial status. (See A.1.4)

*Agreement Term:	5 Years
Plant’s Estimated Commercial Operation Date:	January 1, 2018

Annual Performance Projections

	ENERGY					ECONOMIC
	Avg Monthly Total Metered Demand (kW)	Highest Annual Total Metered Demand (kW)	Annual Electric Energy (kWh)	Annual Load Factor	Annual Capital Investment ($)	Avg Annual Full- Time E	Avg. Annual Wage
Start Up Period					$7,000.000
Year 1	19,000	33,000	151,250,000	52.3%	$14,874,250	25	$46,000
Year 2	32,000	33,000	260,172,000	90.0%	$500,000	25	$46,000
Year 3	32,000	33,000	260,172,000	`90.0%	$500,000	25	$46,000
Year 4	32,000	33,000	260,172,000	90.0%	$500,000	25	$46,000
Year 5	32,000	33,000	260,172,000	90.0%	$500,000	25	$46,000
				TOTAL	$23,874,250

TVA VIP Agreement - Core Scientific, Inc

Agreement Information

Customer’s legal name:	Core Scientific, Inc.
Customer DUNS number:
Customer TAX ID number:
Person to receive contractual notices:
Name:
Title:
E-mail
Phone:

Mailing address:
	155 Palmer Lane	Marble	NC	28905
	Street Address	City	State	Zip

Investment Credit Payment

Maximum Annual Awards

Year
1	$[***]
2	$[***]
3	$[***]
4	$[***]
5	$[***]

Customer certifies to TVA that the above information is	Distributor certifies to TVA that the Power Contract
true and correct and recognizes and agrees to the	Information above is true and correct and recognizes and
terms of this Agreement set out herein and in the	agrees to the terms of this Agreement set out therein and
Attachments 1, 2, and 3. Customer is signing this	in the Attachments 1, 2, and 3. Distributor is signing this
agreement on the date below the Customer signature.	agreement on the date below the Distributor signature.

Core Scientific, Inc.	TOWN OF MURPHY, NORTH CAROLINA
By Murphy Electric Power Board

J G Cleveland	Larry Kernea
Name	Name

Chief Power Officer	CEO/GM
Title	Title

/s/ J G Cleveland	/s/ Larry Kernea
Signature	Signature

10-9-18	10/10/2018
Date	Date

Tennessee Valley Authority is signing this agreement
to be effective on the date below.	Distributor Notice Information (pursuant to A.3.11.1 below)

Manager
Murphy Electric Power Board
/s/ Rebecca L. Jones	Post Office Box 1009
Signature	Murphy, North Carolina 28906-1009

Director, Power Customer Contracts
Title	TVA Notice Information (pursuant to A.3.11.1 below)
Economic Investments Manager
TVA Economic Development
October 10, 2018	26 Century Blvd., Suite 100 OCP 6D
Effective Date	Nashville, Tennessee 37214

TVA RESTRICTED INFORMATION: This Form is the property of TVA and is not intended for further distribution. Except as may be otherwise be required by law, (a) Customer and Distributor will not disclose the document or its contents except to one another and/or TVA; (b) TVA and Distributor will not disclose confidential information provided by Customer hereto without Customer’s consent.

TVA RESTRICTED INFORMATION: This Form is the property of TVA and is not intended for further distribution. Except as may be otherwise be required by law, (a) Customer and Distributor will not disclose this document or its contents except to one another and/or TVA; (b) TVA and Distributor will not disclose confidential information provided by Customer herein without Customer’s consent.

Attachment 1

Definitions

A.1.1 “Annual Load Factor” means the percentage calculated by dividing a Plant’s total metered energy for any year by the product of the highest Total Metered Demand for that year and the number of clock hours in that year.

A.1.2 “Award Period” means the period from the first billing period in which a Customer is scheduled to receive a Bill Credit through the 5th anniversary of said billing period.

A.1.3 “Base Year” means the 12-month period immediately preceding the date a Customer signs this agreement or 12 months prior to the start of the Evaluation Period, whichever occurs first.

A.1.4 “Commercial Operation Date” means the date certified by Customer and agreed to by TVA when the Plant achieved Commercial Operation. Factors to be considered by Customer in determining and certifying to TVA that a Plant has achieved Commercial Operation include but are not limited to the following: whether Plant construction is complete; whether testing is complete; whether the Plant is regularly producing goods or services for sale; whether Plant assets have been placed in service for Federal income tax purposes or in accordance with Generally Accepted Accounting Principles (GAAP); and whether the Plant is purchasing firm power pursuant to a written power contract conforming with A.2.2.

A.1.5 “Customer” means a company, or company’s wholly-owned subsidiary doing business at the Plant, that purchases power for its Plant from TVA or a distributor of TVA power under a written power supply contract(s).

A.1.6 “Customer Average Wage” means the Customer’s total annual payroll (minus benefits) for Full-Time Equivalent Employees divided by the number of Full-Time Equivalent Employees.

A.1.7 “Evaluation Period” means the period from either (a) the date selected by Customer, or (b) the date certified by TVA on the Customer’s Commercial Operation Date form, whichever is later, through the 5th anniversary of said date. The Evaluation Period must start no earlier than 6 months before and no later than 5 years after the date TVA receives a completed agreement with required attachments. Customer must sign the agreement within 3 months after TVA transmits this agreement for Customer’s signature in order to retain the selected evaluation start date.

A.1.8 “Full-Time Equivalent Employees” for any month means the sum of (a) the number of full-time on-site Plant employees and contractors of a Customer who spend 100% of their work lime on Plant-related matters in that month and (b) a number equal to the sum of total hours worked on Plant-related matters in that month by (i) full-time on-site Plant employees of Customer who spend less than 100% of their work time on Plant-related matters and (ii) part-time on-site Plant employees of Customer divided by the number of work hours in that month (based on a 40-hour work week).

A.1.9 “Nonconforming Loads” means electrical loads which use power intermittently, subject the TVA system to extreme fluctuations, have a total contract demand of more than 50 MW, and have one or more of the following characteristics:

(a) loads with repetitive operating load swings of 50 MW or more, or

(b) loads with repetitive operating reactive power swings of 50 MVAR or more, or

(c) loads exceeding the limits set out in the Institute of Electrical and Electronics Engineers (IEEE) Standard 1453, or

(d) loads exceeding the limits set out in IEEE Standard 519.

A.1.10 “Plant” means all (a) physical personal property and (b) things attached, annexed, or fixed to the Customer’s real property (such as Customer’s building) that are (1) used in the Customer’s trade or business characterized by the same NAICS code(s), (2) depreciable for federal income tax purposes or in accordance with Generally Accepted Accounting Principles (GAAP), and (3) located on contiguous real property in the TVA service area.

A.1.11 “Plant Book Value” means the most recent month-end depreciated value of a Customer’s Plant for federal income tax purposes or in accordance with Generally Accepted Accounting Principles (GAAP), as of the date Customer signs this agreement.

A.1.12 “Qualifying Customer” means a Customer that submits an Award Agreement and is found by TVA to meet the Customer eligibility requirements.

A.1.13 “Qualifying Plant” means a Plant for which a Customer has submitted an Award Agreement and is found by TVA to meet the Plant eligibility requirements.

A.1.14 “Total Metered Demand” means the average total Plant load (kW) during any 30-consecutive-minute period beginning or ending on a clock hour as measured by billing meters.

A.1.15 “Total Capital Investment” means the sum of the following:

(a) investments in the Plant made during the Evaluation Period which Customer intends to depreciate for federal income tax purposes or in accordance with Generally Accepted Accounting Principles (GAAP);

(b) the depreciated book value of Customer assets transferred to the Plant from outside the TVA service area during the Evaluation Period; and

(c) investments in the Plant made prior to the Evaluation Period and not yet placed in service which Customer intends to depreciate for federal income tax purposes or in accordance with Generally Accepted Accounting Principles (GAAP).

In the event TVA provides Customer a Preliminary Evaluation prior to Customer’s Commercial Operation Date, the Total Capital Investment shall also include the sum of the following during the period from the date TVA first provides a Preliminary Evaluation through the beginning of the Evaluation Period:

(d) investments in the Plant which Customer intends to depreciate for Federal income tax purposes or in accordance with Generally Accepted Accounting Principles (GAAP);

(e) the depreciated book value of Customer assets transferred to the Plant from outside the TVA service area; and

(f) the appraised value of real estate and existing building(s), if any, which are part of the Plant and are acquired by Customer pursuant to a purchase and/or lease or which Customer becomes otherwise legally entitled to occupy.

A.1.16 “Metrics” means the information necessary for TVA to determine a Qualifying Customer’s monthly award. For any year, the Metrics will include that year’s:

(a) total Plant kWh usage and highest Total Metered Demand for each month, excluding power purchased at real lime prices, including but not limited to, 2-Part Real Time Pricing, Modified 2-Part Real Time Pricing, Interruptible Standby Power, Real Time Energy, and Start-Up & Testing Power;

(b) contribution towards the Total Capital Investment;

(c) average number of Full-Time Equivalent Employees; and

(d) Customer Average Wage;

The Metrics must be based on the most current data available and certified by Customer’s authorized officer.

TVA VIP Agreement - Core Scientific, Inc

TVA RESTRICTED INFORMATION: This Form is the property of TVA and is not intended for further distribution. Except as may be otherwise be required by law, (a) Customer and Distributor will not disclose this document or its contents except to one another and/or TVA; (b) TVA and Distributor will not disclose confidential information provided by Customer herein without Customer’s consent.

Attachment 2

Eligibility

A.2.1 A Qualifying Customer with a Qualifying Plant will be eligible for an award.

A.2.2 Contractual Requirements. A Customer’s power supply contract(s) for power supplied to its Plant must provide for the Customer to purchase firm power for a term at least as long as the Customer’s Award Period under a general service rate schedule or a manufacturing service rate schedule, or any replacement schedule of the general service or manufacturing service rate schedule. The power supply contract(s) may include a standard pricing overlay under a separate agreement implementing a TVA-approved program, subject to all of the standard terms and conditions under which the program is offered.

A.2.3 Minimum Demand Requirements. A Customer’s power supply contract(s) must provide for a total firm contract demand of at least 500 kW. A Customer will not qualify to receive an award for any month during the Evaluation Period in which the Total Metered Demand is less than 500 kW unless the average monthly Total Metered Demand reported for the corresponding evaluation year is at least 500 kW.

A.2.4 Minimum Capital Investment.

A Customer without meaningful Base Year data for its Plant must make a Total Capital Investment of at least [***] including minimums of:

(a) $[***] by the end of the first Evaluation Period year,

(b) $[***] by the end of the second Evaluation Period year,

(c) $[***] by the end of the third Evaluation Period year,

(d) $[***] by the end of the fourth Evaluation Period year, and

(e) $[***] by the end of the fifth Evaluation Period year.

Whether Base Year data for a Plant is meaningful is solely determined by TVA.

If at any time during the term of this agreement the cumulative capital investment reported for the most recent Evaluation Period year is less than the corresponding annual minimum requirement, Bill Credits provided under A.3.4 will be discontinued. Bill Credits may resume in accordance with A.3.7.2 if the Customer provides certification that the most recent annual capital investment threshold has been met. The Customer will be eligible to receive the full annual award for the corresponding Evaluation Period years for which the annual minimum capital investment requirements are met.

A.2.5 Minimum Workforce and/or New Energy Use Requirements.

(a) A Customer must project during the Evaluation Period either (i) at least 25 Full-Time Equivalent Employees, or (ii) annual energy usage of at least 5,000,000 kWh greater than the Base Year. A customer will not qualify to receive an award for any month during the Evaluation Period in which the number of Full-Time Equivalent Employees is below 25 unless the annual energy usage reported for the corresponding evaluation year is at least 5,000,000 kWh greater than the base year.

(b) A Customer that eliminates, or projects the elimination of, 50% or more of its Base Year Full-Time Equivalent Employees during the Evaluation Period is not a Qualifying Customer.

A.2.6 Nonconforming Loads. A Plant with Nonconforming Load characteristics is not a Qualifying Plant, unless Customer is participating in an Instantaneous Response (IR) interruptible product and agrees to a staggered billing demand start time.

A.2.7 Ineligible Industry Sectors. A Plant where the major use of electricity is for activities which are classified with one of the following North American Industry Classification System (NAICS) codes is not a Qualifying Plant:

Excluded Sectors—Corresponding NAICS Codes Agriculture, Forestry, Fishing, and Hunting – 11

Mining—21

Utilities- 22

Construction – 23

Retail Trade—44-45

Transportation—48, 491, 492

Real Estate and Rental and Leasing—53

Administrative and Support and Waste Management and Remediation Services – 56

Educational Services—61

Health care and Social Assistance – 62

Arts, Entertainment, and Recreation – 71

Accommodations and Food Service – 72

Other Services—81

Public Administration—92

However, a Plant where the major use of electricity is for activities within an excluded NAICS code may participate in the program under the following conditions:

(a) The Plant’s sub-sector industry multiplier and Customer Average Wage exceed the Valley average;

(b) The Customer provides documentation demonstrating economic development support and/or incentives being provided by state and/or local economic development partners; and

(c) TVA’s Investment Credit Committee determines that the Customer meets the above requirements other qualification criteria, and programmatic intent.

A.2.8 Financial Review. A Customer must be determined by TVA to be financially viable. In order to facilitate TVA’s evaluation of a Customer’s financial condition, a Customer will provide, upon request by TVA: (i) a copy of Customer’s three most recent annual reports containing consolidated financial statements and its most recent quarterly report containing consolidated financial statements; and (ii) such different or additional financial information as TVA may from time to lime request for TVA’s use in evaluating Customer’s financial condition. The financial statements provided by Customer must be prepared in accordance with Generally Accepted Accounting Principles.

TVA VIP Agreement - Core Scientific, Inc

If Customer-level statements are not available, a Customer may provide the financial statements requested under (i) above for a parent entity of Customer. By signing an Award Agreement, such a Customer certifies that Customer is a wholly owned subsidiary of the parent entity and Customer’s financial information is consolidated within the financial statements of the parent entity.

To be considered financially viable for the purposes of the investment Credit:

(a) Customer must be compliant with all obligations (including performance assurance requirements) in the Customer’s power contract; and

(b) Customer must meet TVA’s creditworthiness standards,

(c) Customer must provide performance assurance to TVA as determined by TVA Corporate Credit & Insurance, or

(d) Customer’s Award Period must begin no sooner than the sixteenth monthly power bill after the start of the Evaluation Period.

A.2.9 Meter Data. A Customer must have arrangements in place with TVA and/or Customer’s Distributor to provide for the collection, processing (if any), and transmission to TVA of total Plant kWh usage and highest Total Metered Demand for each month of !he Base Year, if applicable, and Evaluation Period.

TVA VIP Agreement - Core Scientific, Inc

TVA RESTRICTED INFORMAT/ON: This Form is the property of TVA and is not intended for further distribution. Except as may be otherwise be required by law, (a) Customer and Distributor will not disclose this document or its contents except to one another and/or TVA; (b) TVA and Distributor will not disclose confidential information provided by Customer herein without Customer’s consent.

Attachment 3

Investment Credit Terms and Conditions

A.3.1 This section intentionally left blank.

A.3.2.1 Term. Unless earlier terminated as set forth in section A.3.2.2 below, this agreement is effective on the date TVA signs (Effective Date), and will continue in effect through the end of the Award Period described below, except that the provisions of sections A.3.3.2 Access to Records, A.3.6.2 Distributor Monthly Data, A.3.7.3 Award Recovery, A.3.7.4 Final Adjustment and Recovery, A.3.9.3 Award Recovery, and A.3.10 Confidentiality below will continue in effect until the obligations of the parties under them are fulfilled.

A.3.2.2 If Customer’s Qualifying Plant has not achieved Commercial Operation by the 5th anniversary of the Effective Date, this agreement automatically terminates, except that the provisions of sections A.3.3.2 Access to Records, A.3.6.2 Monthly Data, A.3.7.3 Award Recovery, A.3.7.4 Final Adjustment and Recovery, A.3.9.3 Award Recovery, and A.3.10 Confidentiality will continue in effect until the obligations of the parties under them are fulfilled.

A.3.3.1 Customer’s Certification. Customer’s eligibility for the award provided for in section A.3.4 below is based on TVA’s determination that Customer meets the criteria of a Qualifying Customer at Customer’s Qualifying Plant. Such determination is based on information provided and certified by Customer.

A.3.3.2 Access to Records. Customer must keep and make available accurate records and books of accounts related to Customer’s Metrics, as well as data to support compliance with the terms and conditions of this agreement subject to the provisions of section A.3.10. Customer must allow Distributor, TVA, and their agents and employees, access, during normal working hours and upon advance reasonable notice and the signing of any necessary confidentiality documents, to all such books, records, and other documents of Customer until the completion of all close-out procedures respecting this Agreement and the final settlement and conclusion of all issues arising out of this agreement.

A.3.4 Award. Based on Customer’s projections and the information contained in this agreement, Customer will be eligible to receive an award in the form of monthly credits on Customer’s bill for firm power provided to the Qualifying Plant (Bill Credits) beginning on the sixteenth monthly power bill after the start of the Evaluation Period. Except as otherwise provided below, Distributor must apply the monthly Bill Credits for each year of the Award Period in amounts equal to 1/12 of the Maximum Annual Award set out in the table above.

Customer will not be eligible for and will not earn or receive any Bill Credits for any amount that exceeds the amount of Customer’s monthly power bill(s) attributable to Customer’s Qualifying Plant in any given month. In the event that Customer receives more than one power bill in any month for its Qualifying Plant, Distributor may distribute the Bill Credit among multiple power bills to ensure that the Investment Credit amount on any power bill does not exceed the total retail amount of that power bill.

A.3.5.1 Reporting. Within 60 days after the end of each 12-month period of the Evaluation Period, Customer must provide TVA a report certified by an authorized representative of the Customer (Certification) and verified by Distributor pursuant to section A.3.6.1 below, updating the information and projections provided in this agreement and showing Customer’s Metrics for the most recent Evaluation Period year. The Certification must be in a form specified by TVA.

A.3.5.2 Continuing Reporting Obligation. Customer must promptly notify Distributor and TVA of any material changes in the information provided in this agreement or its Certifications. Upon receipt of such notice, TVA may at that time take the steps outlined in section A.3.7 below.

A.3.6.1 Distributor Certification. Customer’s eligibility to receive the Bill Credits provided for in this agreement is based on information provided by Customer and, where applicable, verified by Distributor in this agreement and Certifications. Distributor must review Customer’s Certification each reporting year and, where requested by TVA, will certify the accuracy of certain items, including:

(a) Customer’s payment history under its power supply contract with Distributor,

(b) total kWh usage and highest Total Metered Demand of Customer’s Qualifying Plant for each of the previous 12 months excluding power purchased at real time prices, including but not limited to, 2-Part Real Time Pricing, Modified 2-Part Real Time Pricing, Interruptible Standby Power, Real Time Energy, and Start-Up & Testing Power, and

(c) whether Customer’s Qualifying Plant is a Nonconforming Load.

A.3.6.2 Distributor Monthly Data. Distributor must provide and maintain metering facilities which are capable of recording the data specified in section A.3.6.1 items (b) and (c) above. If requested by TVA, Distributor must make available to TVA any such meter data necessary for TVA to verify Customer’s eligibility for participation in the Investment Credit or calculate Bill Credits under this Agreement. Upon request, Distributor must also furnish to TVA a copy of Customer’s power bill each month, which must itemize the amount of any Bill Credit for that month, and any other information related to Customer’s eligibility for and participation in the Investment Credit as TVA may reasonably request.

A.3.6.3 Distributor Notification. Distributor must promptly notify TVA if Customer either (a) gives notice to terminate the power supply contract for Customer’ s Qualifying Plant, or (b) materially breaches the power supply contract, or any overlay, supplement, or amendment to that contract, such that Distributor either suspends or terminates power supply or any product or other arrangement.

TVA VIP Agreement - Core Scientific, Inc

A.3.7.1 Award Adjustments. Immediately upon receipt of any notice pursuant to sections A.3.5.1 and A.3.5.2 above, TVA will calculate adjusted Maximum Annual Awards (Adjusted Awards) for the Evaluation Period. The Adjusted Awards will be calculated by applying the information, projections, and Metrics provided in Customer’s Certification or notice to the same formula that was used in calculating the Maximum Annual Awards set out in the tabulation in section A.3.4 above, except that the total kWh usage and highest Total Metered Demand for each month in the previous year will be used in the calculation in place of Customer’s projections for that period. The Adjusted Awards will also reflect the recovery of any Bill Credits received by the Customer during the Award Period for which the Customer was not qualified. If the Adjusted Awards are less than the Maximum Annual Awards for those years set out in section A.3.4 above, the sum of Customer’s monthly Bill Credits in the remaining Award Period years will be equal to the Adjusted Awards for the remaining Award Period minus the difference between the monthly Bill Credits Customer received and the amount that the Bill Credits would have been if they had been calculated using the Metrics provided in Customer’s Certification or notice. Notwithstanding TVA’s calculation of Adjusted Awards, Customer will not earn in any month Bill Credits greater than 1/12 the Maximum Annual Awards set out above.

A.3.7.2 Disqualification. TVA will use Customer’s Metrics and other information available to TVA during the Evaluation Period and Award Period to determine whether Customer remains eligible to participate in the Investment Credit. If at any time during the term of this agreement TVA determines that Customer ceases to qualify for the Investment Credit, the Bill Credits provided under A.3.4 above will be discontinued. If during the Award Period Customer provides certification that it again meets the eligibility requirements set forth in this agreement, the Bill Credits will resume. Customer will not be eligible for Bill Credits for those periods when it does not qualify.

Should Distributor provide notice to terminate its power supply contract effective prior to the completion of the Award Period, (a) Customer will cease to qualify for the Investment Credit pursuant to A.2.2 of this agreement, and (b) Customer will not be eligible for Bill Credits for those periods when it does not qualify. It is further recognized that Customer will not be required to repay any award amounts to TVA under section A.3.7.3 below solely as a result of such termination notice, so long as Customer did not receive Bill Credits during any period when it did not qualify for the Investment Credit.

A.3.7.3 Award Recovery. Customer will not be eligible to receive Bill Credits under section A.3.4 above and this agreement will immediately terminate if any of the following occurs:

(a) Customer projects not to achieve the required Minimum Capital Investment for the full Evaluation Period;

(b) Customer provides materially false information in this agreement or Certifications;

(c) Customer fails to notify TVA of material changes in information provided in this agreement or Certification;

{d) Customer materially breaches the power supply contract for Customer’s Qualifying Plant or materially breaches any overlay, supplement, or amendment to that contract, such that Distributor either suspends or terminates power supply or any product or other arrangements;

(e) Customer’s power supply contract otherwise is projected to expire or terminate or expires or is terminated prior to the completion of the Award Period without being renewed or replaced by a power supply contract meeting the requirements of this agreement; or

(f) Customer projects to cease or ceases commercial operation of its Qualifying Plant prior to the completion of the Award Period.

(g) Customer or Plant is projected to be non-qualifying for the remainder of the Award Period.

Promptly upon receipt of an invoice, Customer must immediately repay to Distributor any and all award amounts credited to Customer during any period when Customer was ineligible to receive Bill Credits as well as any and all award amounts in excess of those to which Customer was entitled based on its actual Metrics.

A.3.7.4 Final Adjustment and Recovery. Upon receipt of Customer’s final Certification and calculation of the corresponding Adjusted Award, Customer’s remaining monthly Bill Credits will be reduced by the difference between the monthly Bill Credits Customer received and the amount that the Bill Credits would have been if they had been calculated using the Metrics provided in Customer’s final Certification. In the event that the remaining Bill Credits are insufficient to recover the difference, Customer must immediately pay to Distributor the unrecovered balance of the difference.

A.3.7.5 Previous Arrangements. Plant may receive simultaneous Investment Credit Bill Credits from discrete agreements if the benefits are for correspondingly discrete evaluation periods and metrics.

A.3.8 This section intentionally left blank.

A.3.9.1 Customer Credit. Each month Distributor will apply the Bill Credit to Customer’s power bill(s). TVA will notify Distributor of (a) any adjustment to the Bill Credits provided for under section A.3.7.1 of this agreement and (b) any discontinuance of Bill Credits in accordance with sections A.3.7.2, A.3.7.3, or A.3.7.4 of this agreement.

A.3.9.2 Distributor Credit. TVA will apply a monthly credit to Distributor’s wholesale power bill equal to the Bill Credit applied by Distributor to Customer’s bill in that month.

A.3.9.3 Award Recovery. In the event that under the provisions of section A.3.7.3 of this agreement it is determined that Customer received Bill Credits for which it was not eligible, Distributor and TVA must fully cooperate in (a) endeavoring to collect from Customer any amounts due under said sections A.3.7.3 and/or A.3.7.4 and (b) making appropriate adjustments to Distributor’s wholesale power bill to pass through to TVA amounts collected from Customer. The obligations of this paragraph will survive any expiration or termination of this agreement until they are discharged.

TVA VIP Agreement - Core Scientific, Inc

A.3.10 Confidentiality. This agreement and the Certification are the property of TVA and are not intended for further distribution. Except as may be otherwise required by law:

(a) TVA and Distributor must not disclose, except to each other, confidential information provided by Customer in those documents or confidential information provided pursuant to A.3.3.2 above without Customer’s written consent, and

(b} Customer must not disclose those documents or their contents except to the following:

(i) TVA or Distributor;

(ii) Customer’s employees, representatives, auditors, or other consultants so long as the disclosure (1) is not to a competitor of TVA or Distributor, (2) is made subject to a nondisclosure agreement entered into by Customer’s auditors and consultants who will have access to the documents, (3) is made solely on a “need to know” basis, and (4) is made subject to the requirement that all copies of the disclosed documents and contents be returned to Customer or destroyed upon conclusion of an auditor’s or consultant’s work for Customer. Customer will make reasonable efforts to minimize the amount of any such information disclosed to its auditors or consultants;

(iii) Customer’s affiliates, so long as the disclosure (1) is not to a competitor of TVA or Distributor, and (2) Customer informs its affiliates of the confidential nature of the information and will be responsible for any breaches of this provision by its affiliates in the same manner and to the same extent as if the breach had been made by Customer. As used in this agreement, “affiliate” means any entity, other than an individual, that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such entity. For this purpose, “control” means the direct or indirect ownership of fifty percent (50%} or more of the outstanding capital stock or other equity interests having ordinary voting power.

A.3.11.1 Persons to Receive Notice. Any notice required by this agreement will be deemed properly given if delivered in writing by email or to the physical address specified above (a) personally or (b) by delivery service that provides evidence of receipt.

A.3.11.2 Changes in Persons to Receive Notice. The designation of the person to be so notified, or the address of such person, may be changed at any lime and from time to time by any party by similar notice.

A.3.12 Waivers. A waiver of one or more defaults will not be considered a waiver of any other or subsequent default.

A.3.13 Entire Agreement. All terms and conditions with respect to this agreement are expressly contained herein and Customer agrees that no representative or agent of TVA or Distributor has made any representation or promise with respect to this agreement not expressly contained herein.

A.3.14 Successors and Assigns. This agreement may be assigned by TVA, but is not assignable by Customer or Distributor without written consent of TVA, which consent will not be unreasonably withheld. However, Customer may, without TVA’s prior consent, assign this agreement to any affiliate. Any such assignment to an affiliate will constitute a material change in information of which Customer must promptly notify TVA and Distributor pursuant to section A.3.5.2.

TVA VIP Agreement - Core Scientific, Inc